                                                                    EXHIBIT 99.3

           QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

MARKET RISK

         We are exposed to various market risks. These risks arise from transactions entered into in the normal course of business and are inherent in our consolidated financial statements. Most of the revenues, results of operations and cash flows from our business activities are impacted by market risks. Categories of market risks include exposures to commodity prices through trading and marketing activities and non-trading activities, interest rates and equity prices. A description of each market risk category is set forth below:

         - commodity price risk results from exposures to changes in spot prices, forward prices and price volatilities of commodities, such as electricity, natural gas and other energy commodities;

         - interest rate risk primarily results from exposures to changes in the level of borrowings and changes in interest rates; and

         - equity price risk results from exposures to changes in prices of individual equity securities.

         We seek to manage these risk exposures through the implementation of our risk management policies and procedures. During the normal course of business, we review our hedging strategies and determine the hedging approach we deem appropriate based upon the circumstances of each situation. We frequently utilize derivative instruments to execute our risk management and hedging strategies.

         Derivative instruments are instruments, such as futures, forward contracts, swaps or options that derive their value from underlying assets, indices, reference rates or a combination of these factors. These derivative instruments include negotiated contracts, which are referred to as over-the-counter derivatives, and instruments that are listed and traded on an exchange.

         Our trading and marketing businesses utilize derivative instruments as a means to optimize our power generation portfolio, manage commodity price risk, and take market positions. In addition, we use derivative instruments in our non-trading operations to manage and hedge exposures, such as exposure to changes in electricity and fuel prices, interest rate risk on our floating-rate borrowings and foreign currency risk related to our foreign investments. We believe that the associated market risk of these instruments can best be understood relative to the underlying assets or risk being hedged and our trading strategy. In March 2003, we decided to exit our proprietary trading activities and liquidate, to the extent practicable, our proprietary positions. Although we are exiting the proprietary trading business, we have existing positions, which will be closed as economically feasible or in accordance with their terms. We will continue to engage in hedging activities related to our electric generating facilities, pipeline storage positions and fuel positions.

         Given our current credit and liquidity situation and other factors, we have reduced the level of our marketing and hedging activities, which could result in greater volatility in future earnings. Additionally, the reduction in market liquidity may impair the effectiveness of our risk management procedures and hedging strategies. These and other factors may adversely impact our results of operations, financial condition and cash flows. For further discussion of our current liquidity situation and related impacts, see "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources" in Exhibit 99.2 of this Form 8-K.

         For information regarding our commodity price risk, see "Management Discussion and Analysis of Financial Condition and Results of Operations - Risk Factors - Risks Related to Our Wholesale Energy Operations" in Exhibit 99.2 of this Form 8-K.

TRADING MARKET RISK

         We employ a risk management system to mitigate the risks associated with trading and marketing operations. These operations involve market risk associated with managing energy commodities and establishing strategic positions in the energy markets, primarily on a short-term basis, by utilizing energy derivative instruments. Our trading and marketing businesses depend on price and volatility changes to create business opportunities, but these businesses must control risk within authorized limits.

         We primarily assess the risk of our trading and marketing positions using a value at risk method, in order to maintain our total exposure within authorized limits. Value at risk is the potential loss in value of trading positions due to adverse market movements over a defined time period within a specified confidence level. We utilize the parametric variance/covariance method with delta/gamma approximation to calculate value at risk, which relies on statistical relationships to describe how changes in commodity and commodity derivatives prices can affect a portfolio of instruments with different characteristics and market exposures. The delta/gamma approximation captures most of the effects of option price risk in the portfolio.

         Our value at risk limits are set by our board of directors, as further discussed below. Violations in overall value at risk limits are required to be reported to the audit committee of our board of directors pursuant to our corporate-wide risk limit policy. For further discussion on our risk management framework, see "- Risk Management Structure" below. Risk limits in trading and marketing operations include both value at risk as well as other non-statistical measures of portfolio exposure. The risk management process supplements the measurement and enforcement of the limit metrics with additional analyses including stress testing the portfolio for extreme events and back-testing the value at risk model.

         Our value at risk model utilizes four major parameters: confidence level, volatility, correlation and holding period.

         - Confidence level: Natural gas and petroleum products have a confidence interval of 95% and power products have a confidence interval of 99%. The confidence level for power products is higher in order to capture the non-normality of power price behavior.

         - Volatility: Calculated daily from historical forward prices using the exponentially weighted moving average method.

         - Correlation: Calculated daily from daily volatilities and historical forward prices using the exponentially weighted moving average method. This parameter is included to account for the diversification of the portfolio.

         - Holding period: Natural gas and petroleum products generally have one day holding periods. Power products have holding periods of 1 to 20 days based on the risk profile of the portfolio. The holding periods for power products reflect our efforts to appropriately account for possible liquidation periods of more than one day, which is reasonable for some non-standard products.

         Assuming a confidence level of 95% and a one-day holding period, if value at risk is calculated at $10 million, we may state that there is a one in 20 chance that if prices move against our consolidated diversified positions, our pre-tax loss in liquidating or offsetting with hedges, our applicable portfolio in a one-day period would exceed $10 million.

         While we believe that our assumptions and approximations are reasonable for calculating value at risk, there is no uniform industry methodology for estimating value at risk, and different assumptions and/or approximations could produce materially different value at risk estimates.

         An inherent limitation of value at risk is that past changes in market risk may not produce accurate predictions of future market risk. Moreover, value at risk calculated for a specified holding period does not fully capture the market risk of positions that cannot be liquidated or offset with hedges within that specified period. Future transactions, market volatility, reduction of market liquidity, failure of counterparties to satisfy their contractual obligations and/or a failure of risk controls could result in material losses from our trading and marketing businesses.

         The following table presents the daily value at risk for substantially all of our trading and marketing positions for our continuing operations for 2001 and 2002:

                                                                                2001      2002
                                                                                -----     -----
                                                                                 (IN MILLIONS)
As of December 31...........................................................    $  27     $  17
Year Ended December 31:
    Average.................................................................        8        17
    High....................................................................       27        29
    Low.....................................................................        2        10

         The following chart sets forth the daily value at risk for substantially all of our trading energy contracts for our continuing operations for 2001 and 2002 (in millions):

[LINE GRAPH]

                       COMBINED WHOLESALE AND RETAIL VAR

 COB_Date
 02-Jan-01                  16.375239 Quarter 1
 03-Jan-01                  18.029017 Quarter 1
 04-Jan-01                  10.653915 Quarter 1
 05-Jan-01                  10.896577 Quarter 1
 08-Jan-01                  10.246500 Quarter 1
 09-Jan-01                  14.110831 Quarter 1
 10-Jan-01                  15.062464 Quarter 1
 11-Jan-01                  15.301547 Quarter 1
 12-Jan-01                   9.735157 Quarter 1
 15-Jan-01                  10.341956 Quarter 1
 16-Jan-01                  10.389070 Quarter 1
 17-Jan-01                   8.307562 Quarter 1
 18-Jan-01                   7.299395 Quarter 1
 19-Jan-01                  12.214673 Quarter 1
 22-Jan-01                  12.550258 Quarter 1
 23-Jan-01                  12.248743 Quarter 1
 24-Jan-01                  13.137388 Quarter 1
 25-Jan-01                  15.855172 Quarter 1
 26-Jan-01                  13.168285 Quarter 1
 29-Jan-01                  12.774172 Quarter 1
 30-Jan-01                  11.171271 Quarter 1
 31-Jan-01                  11.633986 Quarter 1
 01-Feb-01                  11.833142 Quarter 1
 02-Feb-01                  14.481787 Quarter 1
 05-Feb-01                  11.469706 Quarter 1
 06-Feb-01                   9.887913 Quarter 1
 07-Feb-01                   7.812914 Quarter 1
 08-Feb-01                   5.842748 Quarter 1
 09-Feb-01                   5.266367 Quarter 1
 12-Feb-01                   5.379378 Quarter 1
 13-Feb-01                   8.340799 Quarter 1
 14-Feb-01                   7.367022 Quarter 1
 15-Feb-01                   6.941259 Quarter 1
 16-Feb-01                   5.291180 Quarter 1
 19-Feb-01                   5.159474 Quarter 1
 20-Feb-01                   4.688146 Quarter 1
 21-Feb-01                   4.750395 Quarter 1
 22-Feb-01                   4.367352 Quarter 1
 23-Feb-01                   4.042029 Quarter 1
 26-Feb-01                   4.001425 Quarter 1
 27-Feb-01                   6.908456 Quarter 1
 28-Feb-01                   6.258959 Quarter 1
 01-Mar-01                   7.548980 Quarter 1
 02-Mar-01                  10.885504 Quarter 1
 05-Mar-01                   9.112088 Quarter 1
 06-Mar-01                  16.902763 Quarter 1
 07-Mar-01                  16.374188 Quarter 1
 08-Mar-01                  13.803707 Quarter 1
 09-Mar-01                  11.979710 Quarter 1
 12-Mar-01                   9.481280 Quarter 1
 13-Mar-01                   3.778432 Quarter 1
 14-Mar-01                   4.346371 Quarter 1
 15-Mar-01                   5.941942 Quarter 1
 16-Mar-01                   7.046223 Quarter 1
 19-Mar-01                   4.069039 Quarter 1
 20-Mar-01                   5.418936 Quarter 1
 21-Mar-01                   5.973483 Quarter 1
 22-Mar-01                   5.683373 Quarter 1
 23-Mar-01                   5.065061 Quarter 1
 26-Mar-01                   4.572905 Quarter 1
 27-Mar-01                   6.355331 Quarter 1
 28-Mar-01                   4.483644 Quarter 1
 29-Mar-01                   4.920718 Quarter 1
 30-Mar-01       Quarter 1   5.040953 Quarter 1
 02-Apr-01                   8.550879 Quarter 2
 03-Apr-01                  10.158757 Quarter 2
 04-Apr-01                  10.568340 Quarter 2
 05-Apr-01                  12.935599 Quarter 2
 06-Apr-01                  14.785048 Quarter 2
 09-Apr-01                  12.629664 Quarter 2
 10-Apr-01                   9.922934 Quarter 2
 11-Apr-01                  11.306116 Quarter 2
 12-Apr-01                  12.073839 Quarter 2
 16-Apr-01                  10.788207 Quarter 2
 17-Apr-01                   9.657905 Quarter 2
 18-Apr-01                   5.922637 Quarter 2
 19-Apr-01                   7.781634 Quarter 2
 20-Apr-01                   7.822587 Quarter 2
 23-Apr-01                   6.942456 Quarter 2
 24-Apr-01                   6.560167 Quarter 2
 25-Apr-01                   5.912404 Quarter 2
 26-Apr-01                   7.475528 Quarter 2
 27-Apr-01                   7.751672 Quarter 2
 30-Apr-01                   7.643372 Quarter 2
 01-May-01                   7.534355 Quarter 2
 02-May-01                   6.313786 Quarter 2
 03-May-01                   6.238425 Quarter 2
 04-May-01                   5.534830 Quarter 2
 07-May-01                   5.628624 Quarter 2
 08-May-01                   4.720128 Quarter 2
 09-May-01                   5.602725 Quarter 2
 10-May-01                   3.879222 Quarter 2
 11-May-01                   4.389063 Quarter 2
 14-May-01                   4.244470 Quarter 2
 15-May-01                   4.947093 Quarter 2
 16-May-01                   4.159945 Quarter 2
 17-May-01                   3.167073 Quarter 2
 18-May-01                   2.823215 Quarter 2
 21-May-01                   3.079377 Quarter 2
 22-May-01                   3.802384 Quarter 2
 23-May-01                   4.111558 Quarter 2
 24-May-01                   3.778258 Quarter 2
 25-May-01                   4.901347 Quarter 2
 28-May-01                   4.901347 Quarter 2
 29-May-01                   4.824721 Quarter 2
 30-May-01                   3.317203 Quarter 2
 31-May-01                   3.657840 Quarter 2
 01-Jun-01                   3.810687 Quarter 2
 04-Jun-01                   3.072491 Quarter 2
 05-Jun-01                   3.929913 Quarter 2
 06-Jun-01                   3.105182 Quarter 2
 07-Jun-01                   1.871479 Quarter 2
 08-Jun-01                   5.211124 Quarter 2
 11-Jun-01                   5.704002 Quarter 2
 12-Jun-01                   4.826753 Quarter 2
 13-Jun-01                   5.063359 Quarter 2
 14-Jun-01                   3.730968 Quarter 2
 15-Jun-01                   4.303422 Quarter 2
 18-Jun-01                   3.621925 Quarter 2
 19-Jun-01                   3.881254 Quarter 2
 20-Jun-01                   3.553960 Quarter 2
 21-Jun-01                   3.268394 Quarter 2
 22-Jun-01                   3.504551 Quarter 2
 25-Jun-01                   3.733291 Quarter 2
 26-Jun-01                   2.260053 Quarter 2
 27-Jun-01                   2.479413 Quarter 2
 28-Jun-01                   4.512389 Quarter 2
 29-Jun-01       Quarter 2   7.938367 Quarter 2
 02-Jul-01                   6.469244 Quarter 3
 03-Jul-01                   6.566825 Quarter 3
 04-Jul-01                   6.566825 Quarter 3
 05-Jul-01                   7.814847 Quarter 3
 06-Jul-01                  10.703833 Quarter 3
 09-Jul-01                   8.845580 Quarter 3
 10-Jul-01                   7.706470 Quarter 3
 11-Jul-01                   6.773531 Quarter 3
 12-Jul-01                   5.715320 Quarter 3
 13-Jul-01                   4.822860 Quarter 3
 16-Jul-01                   4.304077 Quarter 3
 17-Jul-01                   3.540403 Quarter 3
 18-Jul-01                   3.957754 Quarter 3
 19-Jul-01                   2.917290 Quarter 3
 20-Jul-01                   2.902904 Quarter 3
 23-Jul-01                   3.110296 Quarter 3
 24-Jul-01                   3.201266 Quarter 3
 25-Jul-01                   3.259154 Quarter 3
 26-Jul-01                   3.338031 Quarter 3
 27-Jul-01                   4.193300 Quarter 3
 30-Jul-01                   3.211136 Quarter 3
 31-Jul-01                   3.761923 Quarter 3
 01-Aug-01                   4.720206 Quarter 3
 02-Aug-01                   4.342352 Quarter 3
 03-Aug-01                   3.906754 Quarter 3
 06-Aug-01                   4.117491 Quarter 3
 07-Aug-01                   4.180865 Quarter 3
 08-Aug-01                   4.804489 Quarter 3
 09-Aug-01                   5.873661 Quarter 3
 10-Aug-01                   4.580297 Quarter 3
 13-Aug-01                   6.263922 Quarter 3
 14-Aug-01                   4.668235 Quarter 3
 15-Aug-01                   4.932749 Quarter 3
 16-Aug-01                   6.173689 Quarter 3
 17-Aug-01                   3.688835 Quarter 3
 20-Aug-01                   3.283843 Quarter 3
 21-Aug-01                   3.815744 Quarter 3
 22-Aug-01                   3.562893 Quarter 3
 23-Aug-01                   3.174634 Quarter 3
 24-Aug-01                   3.062720 Quarter 3
 27-Aug-01                   2.793646 Quarter 3
 28-Aug-01                   2.954948 Quarter 3
 29-Aug-01                   4.739715 Quarter 3
 30-Aug-01                   5.398775 Quarter 3
 31-Aug-01                   5.805695 Quarter 3
 03-Sep-01                   5.805695 Quarter 3
 04-Sep-01                   6.210848 Quarter 3
 05-Sep-01                   5.731888 Quarter 3
 06-Sep-01                   5.139454 Quarter 3
 07-Sep-01                   5.668640 Quarter 3
 10-Sep-01                   5.064143 Quarter 3
 11-Sep-01                   5.064143 Quarter 3
 12-Sep-01                   2.852445 Quarter 3
 13-Sep-01                   3.495939 Quarter 3
 14-Sep-01                   5.094399 Quarter 3
 17-Sep-01                   6.195792 Quarter 3
 18-Sep-01                   6.420208 Quarter 3
 19-Sep-01                   5.653224 Quarter 3
 20-Sep-01                   5.473680 Quarter 3
 21-Sep-01                   5.794352 Quarter 3
 24-Sep-01                   5.116675 Quarter 3
 25-Sep-01                   4.601177 Quarter 3
 26-Sep-01                   4.806646 Quarter 3
 27-Sep-01                   5.405942 Quarter 3
 28-Sep-01       Quarter 3   4.785587 Quarter 3
 01-Oct-01                   6.195658 Quarter 4
 02-Oct-01                   6.933765 Quarter 4
 03-Oct-01                   6.547100 Quarter 4
 04-Oct-01                   8.333111 Quarter 4
 05-Oct-01                   7.082782 Quarter 4
 08-Oct-01                   7.200422 Quarter 4
 09-Oct-01                   7.197765 Quarter 4
 10-Oct-01                   8.025972 Quarter 4
 11-Oct-01                   7.619459 Quarter 4
 12-Oct-01                   8.232914 Quarter 4
 15-Oct-01                   7.577716 Quarter 4
 16-Oct-01                   7.639239 Quarter 4
 17-Oct-01                   7.442685 Quarter 4
 18-Oct-01                   7.546018 Quarter 4
 19-Oct-01                   7.354021 Quarter 4
 22-Oct-01                   7.432656 Quarter 4
 23-Oct-01                   8.039001 Quarter 4
 24-Oct-01                   9.121342 Quarter 4
 25-Oct-01                   8.185448 Quarter 4
 26-Oct-01                   8.084579 Quarter 4
 29-Oct-01                   7.726580 Quarter 4
 30-Oct-01                  13.673714 Quarter 4
 31-Oct-01                  13.722991 Quarter 4
 01-Nov-01                  15.270811 Quarter 4
 02-Nov-01                  15.605897 Quarter 4
 05-Nov-01                  15.365663 Quarter 4
 06-Nov-01                  18.778129 Quarter 4
 07-Nov-01                  17.043247 Quarter 4
 08-Nov-01                  15.130885 Quarter 4
 09-Nov-01                  13.595841 Quarter 4
 12-Nov-01                  13.051103 Quarter 4
 13-Nov-01                  12.827052 Quarter 4
 14-Nov-01                  10.537914 Quarter 4
 15-Nov-01                  12.822619 Quarter 4
 16-Nov-01                  11.657012 Quarter 4
 19-Nov-01                  10.874255 Quarter 4
 20-Nov-01                  10.496647 Quarter 4
 21-Nov-01                  11.053730 Quarter 4
 22-Nov-01                  10.642725 Quarter 4
 23-Nov-01                  10.642725 Quarter 4
 26-Nov-01                  10.642725 Quarter 4
 27-Nov-01                  10.022342 Quarter 4
 28-Nov-01                   9.836459 Quarter 4
 29-Nov-01                  10.862472 Quarter 4
 30-Nov-01                   9.645581 Quarter 4
 02-Dec-01                  11.961778 Quarter 4
 03-Dec-01                  11.961778 Quarter 4
 04-Dec-01                  11.961778 Quarter 4
 05-Dec-01                  12.692807 Quarter 4
 06-Dec-01                  14.131952 Quarter 4
 07-Dec-01                  13.699745 Quarter 4
 10-Dec-01                  15.898341 Quarter 4
 11-Dec-01                  15.523547 Quarter 4
 12-Dec-01                  16.178259 Quarter 4
 13-Dec-01                  17.994044 Quarter 4
 14-Dec-01                  20.106800 Quarter 4
 17-Dec-01                  21.541499 Quarter 4
 18-Dec-01                  23.748471 Quarter 4
 19-Dec-01                  25.313454 Quarter 4
 20-Dec-01                  24.214104 Quarter 4
 21-Dec-01                  24.012015 Quarter 4
 24-Dec-01                  24.012015 Quarter 4
 26-Dec-01                  24.486519 Quarter 4
 27-Dec-01                  23.131087 Quarter 4
 28-Dec-01                  23.395831 Quarter 4
 31-Dec-01      Quarter 4   26.500287 Quarter 4

         During 2002, average value at risk exposure was higher compared to 2001 due to increased power marketing activities in ERCOT related to our retail energy segment. Value at risk exposure dropped to lower levels at the end of 2002 as a result of decreased liquidity in the energy trading and marketing industry, which led to lower market volatility and consequently, lower value at risk. The increase in value at risk during the middle of December 2002 was due to an increase in market prices and an increase in market volatility.

         The following chart presents the distribution of our daily margins for our trading and marketing activities for our wholesale energy segment during 2002 (in millions):

[BAR CHART]

   DISTRIBUTION OF DAILY MARGIN OF THE TRADING PORTFOLIO FOR WHOLESALE ENERGY
                      SEGMENT YEAR ENDED DECEMBER 31, 2002

BIN             FREQUENCY
($8-$10)             0
($6-$8)              1
($4-$6)              9
($2-$4)             21
($0-$2)             73
 $0-$2              84
 $2-$4              34
 $4-$6              12
 $6-$8               2
 $8-$10              1
 $10-$12             2
>$12                 1

NON-TRADING MARKET RISK

         Commodity Price Risk. Commodity price risk is an inherent component of our electric power generation businesses because the profitability of our generation assets depends significantly on commodity prices sufficient to create margins. Prior to 2002, the majority of our non-trading commodity price risk was related to our electric power generation businesses. Prior to the energy delivery period, we attempt to hedge, in part, the economics of our electric power facilities by selling power and purchasing equivalent fuel. Some power capacity is held in reserve and sold in the spot market. Beginning in 2002, our commodity price risk exposures related to our retail energy operations increased, as we began to provide retail electric services to all customers of CenterPoint's electricity utility division who did not select another retail electric provider. Derivative instruments are used to mitigate exposure to variability in future cash flows from probable, anticipated future transactions attributable to a commodity risk. In this way, more certainty is provided as to the financial contribution associated with the operation of these assets and operations. For a discussion of risk factors affecting our operations, see "Management's Discussion and Analysis of Financial Condition and Results of Operations - Risk Factors" in Exhibit 99.2 of this Form 8-K.

         Derivative instruments, which we use as economic hedges, create exposure to commodity prices, which, in turn, offset the commodity exposure inherent in our businesses. The stand-alone commodity risk created by these instruments, without regard to the offsetting effect of the underlying exposure these instruments are intended to hedge, is described below. We measure the commodity risk of our non-trading energy derivatives using a sensitivity analysis. The sensitivity analysis performed on our non-trading energy derivatives measures the potential loss in earnings based on a hypothetical 10% movement in energy prices. An increase of 10% in the market prices of energy commodities from their December 31, 2002 levels would have decreased the fair value of our non-trading energy derivatives by $38 million.

         The above analysis of the non-trading energy derivatives utilized for hedging purposes does not include the favorable impact that the same hypothetical price movement would have on our physical purchases and sales of natural gas and electric power to which the hedges relate. Furthermore, the non-trading energy derivative portfolio is managed to complement the physical transaction portfolio, thereby reducing overall risks within limits. Therefore, the adverse impact to the fair value of the portfolio of non-trading energy derivatives held for hedging purposes associated with the hypothetical changes in commodity prices referenced above would be offset by a favorable impact on the underlying hedged physical transactions, assuming:

         - the non-trading energy derivatives are not closed out in advance of their expected term;

         - the non-trading energy derivatives continue to function effectively as hedges of the underlying risk; and

         - as applicable, anticipated underlying transactions settle as expected.

         If any of the above-mentioned assumptions cease to be true, a loss on the derivative instruments may occur, or the options might be worthless as determined by the prevailing market value on their termination or maturity date, whichever comes first. Non-trading energy derivatives intended as hedges, and which are effective as hedges, may still have some percentage which is not effective. The change in value of the non-trading energy derivatives, which represents the ineffective component of the hedges, is recorded in our results of operations. During 2001 and 2002, we recognized a gain of $21 million and a loss of $8 million, respectively, in our results of operations due to hedge ineffectiveness.

         Interest Rate Risk. We have issued long-term debt and have obligations under bank facilities that subject us to the risk of loss associated with movements in market interest rates. For information regarding the impact of our March 2003 refinancing of our credit facilities on interest expense, see "Liquidity and Capital Resources - Consolidated Future Uses and Sources of Cash and Certain Factors Impacting Future Uses and Sources of Cash" in Exhibit 99.2 of this Form 8-K.

         Our floating-rate obligations aggregated $329 million and $6.1 billion at December 31, 2001 and 2002, respectively. If the floating interest rates were to increase by 10% from December 31, 2002 rates, our interest expense would increase by a total of $2 million each month in which such increase continued.

         At December 31, 2001 and 2002, we had issued fixed-rate debt to third parties aggregating $60 million and $599 million, excluding Liberty's fixed-rate debt of $165 million. As of December 31, 2001, fair values were estimated to be equivalent to the carrying amounts of these instruments. As of December 31, 2002, the fair-market value of our fixed-rate debt, excluding Liberty's fixed-rate debt of $165 million, was $409 million. These instruments are fixed-rate and, therefore, do not expose us to the risk of loss in earnings due to changes in market interest rates. However, the fair value of these instruments, excluding Liberty's fixed-rate debt, would increase by $31 million if interest rates were to decline by 10% from their rates at December 31, 2002. For a discussion regarding the fair value of the $165 million Liberty fixed-rate debt, see note 18 to our consolidated financial statements.

         As of December 31, 2002, we have interest rate swap contracts with an aggregate notional amount of $1.1 billion that fix the interest rate applicable to floating rate short-term debt and floating rate long-term debt. These swaps could be terminated at a cost of $132 million at December 31, 2002. These swaps qualify for hedge accounting under SFAS No.133 and the periodic settlements are recognized as an adjustment to interest expense in the results of operations over the term of the swap agreement. A decrease of 10% in the December 31, 2002 level of interest rates would increase the cost of terminating the swaps by $9 million. For information regarding the accounting for these interest rate swaps, see notes 7(b) and 9(c) to our consolidated financial statements.

         Equity Price Risk. We have equity investments, which are classified as "available-for-sale" under SFAS No.115. As of December 31, 2001 and 2002, the value of these securities was $12 million and $3 million, respectively. A 10% decline in the market value per share of these securities from December 31, 2002 would decrease the fair value by less than $1 million.

RISK MANAGEMENT STRUCTURE

         We have a risk control framework designed to limit, monitor, measure and manage the risk in our existing portfolio of assets and contracts and to authorize new transactions. These risks include market, credit and liquidity exposures. We believe that we have effective procedures for evaluating and managing these risks to which we are exposed. Key risk control activities include limits on trading and marketing exposures and products, credit review and approval, credit and performance risk measurement and monitoring, validation of transactions, portfolio valuation and daily portfolio reporting including mark-to-market valuation, value at risk and other risk measurement metrics.

         We seek to monitor and control our risk exposures through a variety of separate but complementary processes and committees, which involve business unit management, senior management and our board of directors, as detailed below.

         Board of Directors. Our board of directors affirms the overall strategy and approves overall risk limits for commodity trading and marketing.

         Audit Committee. The audit committee of our board of directors periodically reviews the adequacy of our risk assessment and risk management controls and policies with our management and director of internal auditing.

         Executive Management. Our executive management appoints the risk oversight committee members, reviews and approves recommendations of the risk oversight committee prior to presentations to the audit committee of our board of directors, and approves and monitors broad risk limit allocations to the business segments and product types. Our executive management receives daily position reports of our trading and marketing activities.

         Risk Oversight Committee. The risk oversight committee, which is comprised of corporate officers and includes a working group of corporate and business segment officers, oversees all of our trading, marketing and hedging activities and other activities involving market risks. These activities expose us to commodity price, credit, foreign currency and interest rate risks. The risk oversight committee meets at least monthly. For trading, marketing and hedging activities, the risk oversight committee:

         -        monitors compliance of our trading units;

         - determines the position reporting requirements for trading and marketing activity;

         - recommends adjustments to trading limits, products and policies to the audit committee of our board of directors;

         -        approves business segments' detailed risk control policies;

         - allocates board of director-approved trading and marketing risk capital limits, including value at risk limits;

         - approves new trading, marketing and hedging products and commodities;

         -        approves entrance into new trading markets;

         - monitors processes and information systems related to the management of our risk to market exposures; and

         -        places guidelines and limits around hedging activities.

         Commitment Review Committee. The commitment review committee, which is comprised of corporate officers, establishes corporate-wide standards for the evaluation of capital projects and other significant commitments and makes recommendations to the chief executive officer. The commitment review committee is scheduled to meet on an as-needed basis.

         Corporate Risk Control Organization. Our corporate risk control organization has corporate-wide oversight for maintaining consistent application of corporate risk policies within individual business segments. The corporate risk control organization is also directly responsible for all business unit risk control activities. The corporate risk control organization:

         - recommends the corporate-wide risk management policies and procedures which are approved by the audit committee of our board of directors;

         - provides updates of trading and marketing activities to the audit committee of our board of directors on a regular basis;

         - provides oversight of our ongoing development and implementation of operational risk policies, framework and methodologies;

         - monitors effectiveness of the corporate-wide risk management policies, procedures and risk limits;

         - evaluates the business segment risk control organizations, including information systems and reporting;

         - evaluates allocation of risk limits within our business segments;

         -        reviews inherent risks in proposed transactions;

         - reviews daily position reports of trading and marketing activities;

         - develops and maintains the risk control infrastructure, including policies, processes, personnel and information and valuation systems, to analyze and report the daily risk positions to executive management, the risk oversight committee, the internal audit department and the controllers organization;

         -        reviews credit exposures for customers and counterparties;

         - reviews all significant valuation methodologies, assumptions and models used for risk measurement, mark-to-market valuations and structured transaction evaluations;

         - ensures risk systems can adequately measure positions and related risk exposures for new products and transactions;

         - evaluates new transactions for compliance with risk policies and limits; and

         -        evaluates effectiveness of hedges.

         The management of each of the business segments is responsible for the management of its risks and for maintaining a conducive environment for effective risk control activities as part of its overall responsibility for the proper management of the business unit. Commercial management has in-depth knowledge of the primary sources of risk in their individual markets and the instruments available to hedge our exposures. Commercial management allocates risk limits that have been allocated to specific markets and to individual traders, within the limits imposed by the risk oversight committee. Risk limits are monitored on a daily basis. Risk limit violations, including value at risk violations, are reported to the appropriate level of management in the business segment and corporate organization, depending on the type and severity of the violations.

         Segregation of duties and management oversight are fundamental elements of our risk management process. There are segregation of duties among the trading and marketing functions; transaction validation and documentation; risk measurement and reporting; settlements function; accounting and financial reporting functions; and treasury function. These risk management processes and related controls are reviewed by our corporate internal audit department on a regular basis. When appropriate, external advisors or consultants with relevant experience will assist in reviews.

         The effectiveness of our policies and procedures for managing risk exposure can never be completely estimated or fully assured. For example, we could experience losses, which could have a material adverse effect on our financial condition, results of operations or cash flows from unexpectedly large or rapid movements or disruptions in the energy markets, from regulatory-driven market rules changes and/or bankruptcy of customers or counterparties.

         For information regarding a loss related to certain of our natural gas trading positions in the first quarter of 2003, see "Management's Discussion and Analysis of Financial Condition and Results of Operations - EBIT by Business Segment - Wholesale Energy" in Exhibit 99.2 of this Form 8-K.